EXHIBIT 24

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Time Warner Entertainment Company, L.P. (the "Company"), American Television and Communications Corporation ("ATC") and Warner Communications Inc. ("WCI"), hereby constitutes and appoints JAMES W. BARGE, PAUL T. CAPPUCCIO, SPENCER B. HAYS, BRENDA C. KARICKHOFF, J. MICHAEL KELLY, RAYMOND G. MURPHY AND SUSAN A. WAXENBERG and each of them, his true and lawful attorneys-in-fact and agents, with full power to act without the others, for him and in his name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-3, Form S-4 or Form S-8 or any other appropriate form and any and all amendments to any such Registration Statement (including post-effective amendments), to be filed with the Securities and Exchange Commission for the registration under the provisions of the Securities Act of 1933, as amended, in connection with deferred compensation obligations of the Company under the Time Warner Entertainment Deferred Compensation Plan, with power where appropriate to affix thereto the seal of the Company, ATC and WCI and to attest said seal, and to file any such Registration Statement, including a form of prospectus, and any and all amendments and post-effective amendments to any such Registration Statement, and any subsequent registration statement filed by the Company, ATC and WCI pursuant to Rule 462(b) of the Securities Act of 1933, as amended, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has hereunto set his name as of the 15th day of August, 2001.

            Signature                                  Title


      /s/ Gerald M. Levin              Chief Executive Officer of the Company,
--------------------------------       WCI and ATC (Principal Executive Officer)
       (Gerald M. Levin)               and Director of WCI and ATC



       /s/ J. Michael Kelly            Executive Vice President and
--------------------------------       Chief Financial Officer of the Company,
       (J. Michael Kelly)              WCI and ATC (Principal Financial Officer)



       /s/ James W. Barge              Vice President and Controller
--------------------------------       of the Company, WCI and ATC
        (James W. Barge)               (Principal Accounting Officer)



      /s/ Richard D. Parsons           Director of WCI and ATC
-----------------------------------
         (Richard D. Parsons)


       /s/ Robert W. Pittman          Director of WCI and ATC
-----------------------------------
         (Robert W. Pittman)